Invesco Summit Fund                                            SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 4/30/2010
File number :      811-1424
Series No.:        19

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                         $ 169
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class P                      $ 11,745
        Class S                          $ 13
        Class Y                          $ 20
        Institutional Class             $ 118

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.0666
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class P                        0.0722
        Class S                        0.0676
        Class Y                        0.0812
        Institutional Class            0.0993


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         2,352
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           170
        Class C                           280
        Class P                       157,383
        Class S                           373
        Class Y                           205
        Institutional Class                 1


74V.  1 Net asset value per share (to nearest cent)
        Class A                       $ 10.75
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                       $ 10.57
        Class C                       $ 10.56
        Class P                       $ 10.80
        Class S                       $ 10.77
        Class Y                       $ 10.76
        Institutional Class           $ 10.77